UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2016 (October 24, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On October 26, 2016, Genco Shipping & Trading Limited (“Genco” or the “Company”) entered into a stock purchase agreement (the “Additional Purchase Agreement”) with certain investors (the “Additional Purchase Investors”) for the purchase of an aggregate of 7,958,763 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for an aggregate purchase price of $38.6 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Additional Purchase Agreement was contemplated by the stock purchase agreements (the “Initial Purchase Agreements” and, together with the Additional Purchase Agreement, the “Purchase Agreements”) for Series A Preferred Stock entered into with funds or related entities managed by Centerbridge Partners, L.P. or its affiliates (“Centerbridge”), funds or related entities managed by Strategic Value Partners, LLC or its affiliates (“SVP”), and funds managed by affiliates of Apollo Global Management, LLC (“Apollo” and, collectively with Centerbridge and SVP, the “Initial Investors”), representing the Company’s three largest shareholders, as disclosed in the Company’s Current Report on Form 8-K filed on October 6, 2016 (the “October 6 8-K”).  The Additional Purchase Investors include certain of the Initial Investors and John C. Wobensmith, the Company’s President.  The Series A Preferred Stock to be sold pursuant to the Additional Purchase Agreement will be automatically and mandatorily convertible into the Company’s common stock, par value $0.01 per share, upon approval by the Company’s shareholders of such conversion.  The purchase price of the Series A Preferred Stock under the Additional Purchase Agreement is $4.85 per share.  The purchase price and the other terms and conditions of the transaction were established in arm’s length negotiations between an independent special committee of the board of directors (the “Board”) of the Company (the “Special Committee”) and the Additional Purchase Investors.  The Special Committee unanimously approved the transaction.  The description of the Series A Preferred Stock is incorporated by reference from the October 6 8-K.

The consummation of the transactions contemplated by the Additional Purchase Agreement is subject to the satisfaction of certain closing conditions, including, without limitation, refinancing of the Prior Facilities in accordance with the Second Amended and Restated Commitment Letter (each as defined in the October 6 8-K) and amendment of the $98 Million Facility as provided in the $98 Million Facility Commitment Letter as described in the Company’s Current Report on Form 8-K filed on October 3, 2016.

The Company has made customary representations, warranties and covenants in the Additional Purchase Agreement, including, among others, a covenant to cause a special meeting of shareholders to be held to consider approval of the issuance of the common stock issuable upon conversion of the Series A Preferred Stock. The Additional Purchase Agreement also provides that the Company will indemnify the Additional Purchase Investors and their affiliates for the Company’s breaches of representations, warranties and covenants, subject to certain limitations.

Pursuant to the terms of the Additional Purchase Agreement, the Company has agreed to enter into a Registration Rights Agreement with the Additional Purchase Investors (the “Registration Rights Agreement”).  The Registration Rights Agreement will require, among other things, that the Company file one or more “resale” registration statements, registering under the Securities Act the offer and sale of all of the common stock issued or to be issued to the Additional Purchase Investors upon conversion of the Series A Preferred Stock.

The offering, issuance, and distribution of the Series A Preferred Stock, and the common stock of the Company issuable upon the conversion of the Series A Preferred Stock, are exempt from the registration requirements of Section 5 of the Securities Act, and such shares of Series A Preferred Stock and common stock (if issued) will be issued to the Additional Purchase Investors, each of whom has represented that it is an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except in accordance with the Securities Act, as amended, or pursuant an exemption therefrom.

Item 2.02           Results of Operations and Financial Condition.

The information in Item 7.01 below pertaining to the Company’s estimated financial results for the third quarter ended September 30, 2016 is incorporated herein by reference.

The information set forth under this Item 2.02, including the information incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 pertaining to the Additional Purchase Agreement and the Series A Preferred Stock is incorporated into this Item 3.02 by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Kirchof informed the Company on October 24, 2016 of his decision to resign from the Board.  His resignation was effective October 24, 2016.

On October 24, 2016, on the recommendation of its Nominating, Corporate Governance, and Conflicts Committee (the “Nominating Committee”), the Board appointed John Brantl to succeed Mr. Kirchof as a member of the Board and as Chairman of the Board’s Compensation Committee, effective upon Mr. Kirchof’s resignation.  Mr. Brantl’s term expires at the Company’s 2017 Annual Meeting of Shareholders.  In connection with Mr. Brantl’s appointment, Mr. Brantl was substituted for Mr. Kirchof as SVP’s initial Board designee under its Initial Purchase Agreement with the Company.

Mr. Brantl, age 33, is a Managing Director at SVP LLC, which he joined in 2006.  SVP and its affiliates beneficially own a significant percentage of the Company’s common stock.  From 2005 to 2006, Mr. Brantl was an investment banking analyst in Goldman, Sachs & Co.’s Financial Institutions Group.  Mr. Brantl received an AB in Economics from Princeton University in 2005.  Based in London, Mr. Brantl serves on the Board of Directors of Cory Environmental and as a member of the Advisory Board of APCOA PARKING Holdings GmbH. As a result of these and other professional experiences, the Company believes Mr. Brantl possesses knowledge and experience regarding general business and finance that strengthen the Board’s collective qualifications, skills and experience.  Furthermore, given Mr. Brantl’s relationship with SVP, Genco believes he will provide the Board with the perspective of a significant stockholder.  Mr. Brantl was recommended to serve on the Board by SVP.

Mr. Brantl has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01.          Regulation FD Disclosure.

The Company announced today that it has entered into an agreement to sell the Genco Leader, a 1999-built Panamax vessel, for a purchase price of $3.47 million.  The sale of the vessel is subject to customary closing conditions in such agreements.  The Company expects the sale of the vessel to be completed during the fourth quarter of 2016.

Set forth below is certain information provided to prospective investors in the private placement referred to in Item 1.01 above.

In  addition to information previously disclosed in its Current Reports on Form 8-K, the Company disclosed the following information regarding the terms of its proposed new $400 million credit facility (the “New Facility”) or its existing credit facilities that are proposed to be amended:

•	Debt amortization relief on Commercial Bank Facilities(1)

•	2016-2018: No debt amortization after closing (except for amortization of $100,000 per quarter)

•	2019-2020: $32 million of debt amortization per year (reflecting 50% of the 17-year amortization profile)

•	Minimum liquidity required reduced from $51.8 million based on a fleet of 69 vessels to $21.5 million(2) through December 31, 2018

•	Combination of capital raise, sales / scrapping of 10 vessels(3) and the refinancing would create approximately $318 million of liquidity.

Note: The New Facility and amendments to the Company’s existing facilities are subject to definitive documentation and closing conditions. Accordingly, there can be no assurance that we will enter into the New Facility or such amendments or will be able to fulfill the closing conditions, and the final terms may vary materially from the description above.

The Company is seeking to amend its collateral maintenance covenants under its 2014 Term Loan Facilities such that the covenants are not tested through December 30, 2017 and that the minimum collateral value to loan ratio that it is required to maintain will be 100% from December 31, 2017, 105% from June 30, 2018, 115% from December 31, 2018, and 135% from December 31, 2019.  These terms overlap but do not completely align with the collateral maintenance covenants in the New Facility.  Any amendment of the 2014 Term Loan Facilities is subject to ongoing negotiation and confirmation.

Using financial data as of June 30, 2016 and the Company’s closing stock price as of October 14, 2016, the ratio of the Company’s stock price to net asset value, or P/NAV, was estimated to be 14% prior to the proposed refinancing and 46% following the proposed refinancing.(4)

The Company further provided potential investors with information on its estimated daily expenses for the fourth quarter of 2016 as set forth in Exhibit 99.1 hereto.  Such estimated amounts were prepared in October 2016 and were based on certain assumptions as described below, many of which are beyond the control of the Company and may not prove to be accurate. Such estimated amounts do not necessarily reflect current assumptions Company management may have about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the estimates were prepared.  Readers of this Form 8-K are therefore cautioned not to rely on the estimated amounts set forth in Exhibit 99.1.

The Company estimated that as of September 30, 2016, its total cash was $59.8 million, its total debt was $548.3 million, and its shareholders equity was $928.1 million.

The change in the Company’s share ownership resulting from the transactions contemplated by the Additional Purchase Agreement and the Initial Purchase Agreements may cause the Company to be no longer being eligible for an exemption under Section 883 of the U.S. Internal Revenue Code of 1986 from paying income tax on shipping income that is derived from U.S. sources.  See the Company’s discussion of the Section 883 exemption in its Annual Report on Form 10-K for the year ended December 31, 2015.

(1)	Excludes the 2014 Term Loan and $98 Million Credit Facilities, except as otherwise expressly indicated. The 2014 Term Loan Facilities’ terms are subject to ongoing negotiation and confirmation.
(2)	Based on pro forma fleet of 60 vessels. Assumes the 2014 Term Loan Facilities conform financial covenants, which are subject to ongoing negotiation and confirmation.
(3)	Assuming sale / scrap of ten vessels, including the Genco Marine, which was sold in May 2016, as well as the Genco Pioneer and Genco Sugar, which were sold in the fourth quarter of 2016.
(4)
Vessel values used for the calculation of P/NAV are estimates derived from values published in Clarksons Research. These values are for standard ships of the types described in average condition, built at “first class competitive” Far East / European shipyards but with no account taken for survey status or condition which could affect values. To the extent a vessel does not meet these standards, the value of a vessel may be lower. As these vessel values are only published for vessels with ages in five year increments, the value of a vessel with an age between those used in Clarksons Research has been interpolated using the two closest data points. Using the average of valuations of the Company’s vessels on an individual charter free basis from two brokers, which is the method for valuing its vessels under its credit facilities, the aggregate vessel value under the most recent valuations the Company has (which are not the valuations in effect for purposes of computing covenant levels in its credit facilities) is approximately 11% lower than the aggregate estimated value in the P/NAV calculation. Neither the valuations the Company obtains for its vessels nor the estimated values used in such calculations are necessarily the same as the amount any vessel may bring upon sale, which may be more or less, and should not be relied upon as such. The vessel values used are for illustrative purposes in this presentation and for no other purpose.

Genco net asset value calculated as the interpolated fleet value (based on Clarksons Research Shipping Intelligence Weekly Report dated 10/14/16) less current and non-current portion of long-term debt excluding unamortized debt issuance costs of $8.4 million plus cash and cash equivalents and restricted cash less long-term lease obligations plus current assets (includes due from charterers, prepaid expenses and other current assets) less current liabilities (accounts payable, accrued expenses) plus charter adjustment for time chartered-out vessels plus shares in Jinhui Shipping and Transportation (12.7 million shares owned as of 6/30/16 at $0.61 per share as of 10/14/16) plus shares in Korea Line Corporation (3.6 thousand shares owned as of 6/30/16 at $18.30 per share as of 10/14/16). Shares outstanding used in the calculation are as of 8/9/16. Balance sheet figures used in the calculation are as of 6/30/16.

Genco pro-forma number of shares derived as follows: 17.8 million shares issued at $4.85 per share for the three largest shareholders plus 1.3 million shares issued pursuant to the commitment fee for the three largest shareholders plus 7.2 million of additional shares for third-party investors issued at $5.36 per share (10/14/16 close price) equating to total pro-forma shares of 33.7 million shares. The market cap utilized in the Price/NAV calculation assumes the 10/14/16 closing price of $5.36 per share.

Genco net asset value calculated as the interpolated fleet value (based on Clarksons Research Shipping Intelligence Weekly Report dated 10/14/16) adjusted for the sale/scrapping of 9 planned sale/scrap vessel candidates less current and non-current portion of long-term debt excluding unamortized debt issuance costs of $8.4 million plus cash and cash equivalents and restricted cash plus net proceeds of approximately $120 million pro forma for the proposed offering plus estimated sale/scrap proceeds of $21.2 million for the 9 planned sale/scrap vessel candidates less long-term lease obligations plus current assets (includes due from charterers, prepaid expenses and other current assets) less current liabilities (accounts payable, accrued expenses) plus charter adjustment for time chartered-out vessels plus shares in Jinhui Shipping and Transportation (12.7 million shares owned as of 6/30/16 at $0.61 per share as of 10/14/16) plus shares in Korea Line Corporation (3.6 thousand shares owned as of 6/30/16 at $18.30 per share as of 10/14/16). Balance sheet figures used in the calculation are as of 6/30/16.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act except as otherwise stated in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) further declines or sustained weakness in demand in the drybulk shipping industry; (ii) continuation of weakness in drybulk shipping rates; (iii) changes in the supply of or demand for drybulk products, generally or in particular regions; (iv) changes in the supply of drybulk carriers including newbuilding of vessels or lower than anticipated scrapping of older vessels; (v) changes in rules and regulations applicable to the cargo industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities; (vi) increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube, oil, bunkers, repairs, maintenance and general, administrative, and management fee expenses; (vii) whether our insurance arrangements are adequate; (viii) changes in general domestic and international political conditions; (ix) acts of war, terrorism, or piracy; (x) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures; (xi) the Company’s acquisition or disposition of vessels; (xii) the amount of offhire time needed to complete repairs on vessels and the timing and amount of any reimbursement by our insurance carriers for insurance claims, including offhire days; (xiii) the completion of definitive documentation with respect to charters; (xiv) charterers’ compliance with the terms of their charters in the current market environment; (xv) the ability to realize the expected benefits of the our merger with Baltic Trading to the degree, in the amounts or in the timeframe anticipated; (xvi) the extent to which our operating results continue to be affected by weakness in market conditions and charter rates; (xvii) our ability to continue as a going concern, (xviii) our ability to maintain contracts that are critical to our operation, to obtain and maintain acceptable terms with our vendors, customers and service providers and to retain key executives, managers and employees; (xix) our ability to implement measures to resolve our liquidity and covenant compliance issues; (xx) our ability to fulfill requirements to borrow under the New Facility, including without limitation our ability to complete the equity financing and vessel sales called for under the New Facility; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01           Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: October 27, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials.